Exhibit 99.1

CIFC CORP. 250 Park Avenue New York, NY 10177	Investor Relations Investor@CIFC.COM (646) 367-6633
NASDAQ: CIFC

Columbus Nova Acquires Controlling Interest in CIFC

NEW YORK, December 3, 2013 — CIFC Corp. (NASDAQ: CIFC) (“CIFC” or the “Company”) announced today a definitive agreement pursuant to which Columbus Nova, one of the Company’s largest current shareholders, will acquire a controlling interest in the Company.

Columbus Nova, a New York-based multi-strategy investment firm, has committed to purchase, in a private transaction (the “Transaction”), an additional 9,090,909 shares of outstanding common stock of the Company at $9.00 per share from CIFC Parent Holdings LLC (“CIFC Parent”), which is controlled by funds managed by Charlesbank Capital Partners. Following the Transaction, Columbus Nova will own approximately 71% of the Company’s outstanding shares, assuming conversion of the notes held by Columbus Nova that are convertible into approximately 4.1 million additional shares. The Transaction is expected to close before year end and is subject to customary closing conditions.

Commenting on the Transaction, Andrew Intrater, Chief Executive Officer of Columbus Nova, stated, “We have been a significant shareholder in the Company and continue to be excited about the business. CIFC has successfully begun its transformation from a monoline CLO issuer to a multi-line private debt manager. In each of the last two years, CIFC has performed at the top of its peer group in terms of AUM growth in its core business and now has over $12 billion in corporate loan-based AUM. We remain dedicated to supporting the entire CIFC team and are confident that the Company will continue on its strong growth path.”

In connection with the Transaction, Peter Gleysteen, the Company’s Founder, President and Chief Executive Officer, has entered into a multi-year contract to serve as Vice Chairman of the Company’s Board of Directors, and will be actively involved in managing certain of the Company’s legacy collateralized loan obligations. Mr. Gleysteen will continue to serve as the President and Chief Executive Officer of CIFC until the completion of the succession process led by CIFC’s Board of Directors. In addition, CIFC’s long-standing management committee, whose management members are Stephen Vaccaro, the Company’s Chief Investment Officer, Oliver Wriedt, the Company’s Head of Capital Markets & Distribution, and Mr. Gleysteen, will continue to guide the Company’s business.

Latham & Watkins LLP served as legal advisor to Columbus Nova. Goodwin Procter LLP served as legal advisor to CIFC Parent.

About CIFC

CIFC is a fundamentals-based, relative value credit manager. Our senior management team averages 30 years of credit experience having managed credit businesses in every cycle since the 1980's. Headquartered in New York, CIFC is an SEC registered investment adviser and a publicly traded company (NASDAQ: CIFC). We currently serve over 200 institutional investors globally. For more information, please visit CIFC's website at www.cifc.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect CIFC's current views with respect to, among other things, CIFC's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. CIFC believes these factors include but are not limited to those described under the section entitled "Risk Factors" in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. CIFC undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.